Exhibit 99.1

GROUP AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of December 29, 2022 (the “Effective Date”), by and among (i) The Radoff Family Foundation and Bradley L. Radoff (collectively, “Radoff”) and (ii) JEC II Associates, LLC and Michael Torok (collectively, “JEC” and together with Radoff, each a “Party”, and collectively, the “Parties” or the “Group”).

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of VirnetX Holding Corporation, a Delaware corporation (the “Company”); and

WHEREAS, the Parties desire to form the Group for the purpose of (i) engaging in discussions with the Company regarding means to enhance stockholder value and corporate governance, (ii) taking all other action necessary to achieve the foregoing and (iii) taking any other actions the Group determines to undertake in connection with their respective investment in the Company (the “Coordinated Activities”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.Each of the undersigned agrees to form a “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to the securities of the Company. In furtherance of the foregoing and in accordance with Rule 13d-1(k)(1)(iii) under the Exchange Act, each of the undersigned agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.So long as this agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”), such notice to be given no later than four (4) hours after each such transaction, of (i) any of their purchases or sales of securities of the Company or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership; provided, however, that each Party agrees not to purchase or sell securities of the Company or otherwise increase or decrease its economic exposure to or beneficial ownership over the securities of the Company if it reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission (the “SEC”)) without using its reasonable efforts to give the other members of the Group at least twelve (12) hours prior written notice; provided, further, that no Party shall, without the prior consent of a representative of each of Radoff and JEC, (i) buy, or increase any beneficial ownership over, any securities of the Company if, as a result of such action, the Group would beneficially own more than 9.99% of the Company's common stock or (ii) sell, or dispose of any beneficial ownership over, any securities of the Company prior to the 2023 annual meeting of stockholders of the Company. For purposes of this agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3.Each of the undersigned agrees to form the Group for the purpose of the Coordinated Activities.

4.Radoff and JEC hereby agree to jointly pay all expenses and costs (including all legal fees) incurred in connection with the Group’s activities (collectively, the “Expenses”) on a percentage basis as follows: (i) Radoff 50% of the Expenses and (ii) JEC 50% of the Expenses. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 4 shall be allocated to Radoff and JEC in proportion to the Expenses paid pursuant to this Section 4.

5.Each Party agrees that any filing with the SEC, press release or other communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall first be approved by a representative of Radoff and JEC. The Parties agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.

6.The relationship of the Parties shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any Party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Each Party agrees to use its reasonable efforts to avoid taking any action that may cause any other person or entity to be deemed to be a member of the Group without the prior consent of each of the other Parties. Nothing herein shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement.

7.This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.This Agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

9.This Agreement will terminate on the earlier to occur of (i) 11:59 p.m. (New York time) on the second anniversary of the Effective Date or (iii) the mutual written agreement of the Parties; provided, however, that should any disagreement arise concerning the Coordinated Activities that cannot be resolved between the Parties, any dissatisfied Party shall have a 24-hour opportunity to withdraw from the Group and terminate its responsibilities hereunder prior to further public or private communications being made on behalf of the Group. In the event of termination, the Parties shall cooperate to take such actions as may be necessary or required publicly to disclose such termination and/or the consequences thereof, including, without limitation, amending any prior filings under the Exchange Act concerning the Company or the relationship of the Parties. Sections 4 (solely with respect to Expenses incurred prior to the termination of the Agreement) and 8 shall survive any termination of this Agreement.

10.Each Party acknowledges that Olshan shall act as counsel for the Group and Radoff relating to their investment in the Company.

11.Each Party hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

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IN WITNESS WHEREOF, the Parties hereto have caused this agreement to be executed as of the day and year first above written.

The Radoff Family Foundation

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Director

/s/ Bradley L. Radoff
Bradley L. Radoff

JEC II Associates, LLC

By:	/s/ Michael Torok
	Name:	Michael Torok
	Title:	Manager

/s/ Michael Torok
Michael Torok